Exhibit 1.1

[—] Shares

SUMMIT HOTEL PROPERTIES, INC.

[—]% Series A Cumulative Redeemable Preferred Stock

(par value $0.01 per share)

UNDERWRITING AGREEMENT

Dated: [•], 2011

[—] Shares

SUMMIT HOTEL PROPERTIES, INC.

[—]% Series A Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

[—], 2011

Wells Fargo Securities, LLC

As Representative of the several Underwriters

c/o Wells Fargo Securities, LLC

301 S. College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

Summit Hotel Properties, Inc., a Maryland corporation (the “Company”), and Summit Hotel OP, LP, a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of [•]% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”) set forth in Exhibit A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional shares of Series A Preferred Stock to cover over-allotments, if any. The [•] shares of Series A Preferred Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [•] shares of Series A Preferred Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” The Company and the Operating Partnership are each referred to as a “Transaction Entity” and collectively as the “Transaction Entities.” Certain terms used in this Agreement are defined in Section 15 hereof.

The Transaction Entities understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-177317), including a related preliminary prospectus, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b). The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as a “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include such Rule 462(b) Registration Statement. The preliminary prospectus, dated [•], 2011, including the documents incorporated or deemed to be incorporated by reference therein pursuant Item 28A and Item 29 of Form S-11 under the 1933 Act, is hereinafter called the “Pre-Pricing Prospectus.” The final prospectus, including the documents incorporated or deemed to be incorporated by reference in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to and include any documents incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, and shall include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Initial Closing Date (as defined in Section 2(c) below) and as of each Option Closing Date (as defined in Section 2(c) below), if any, and agrees with each Underwriter, as follows:

(i) The Registration Statement has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or threatened by the Commission, and the Company has complied with any request made by the Commission for additional or supplemental information.

(ii) The Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act. Each preliminary prospectus, as amended or supplemented, filed as part of the Registration Statement or pursuant to Rule 424 under the 1933 Act, when so filed, complied in all material respects with the 1933 Act (including, without limitation, Rule 424 or Rule 430A under the 1933 Act).

(iii)(1) The Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Pricing Term Sheet (as defined below), any other Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time and the Pre-Pricing Prospectus as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), did not, and on the Initial Closing Date and, if applicable, each Option Closing Date, the General Disclosure Package, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (3) the Prospectus (including any Prospectus wrapper), as of the date it is filed with the Commission pursuant to Rule 424(b) under the 1933 Act, on the Initial Closing Date and at each Option Closing Date, if any, will comply in all material respects with the 1933 Act (including, without limitation, the requirements of Section 10(a) of the 1933 Act) and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(a)(iii) do not apply to statements or omissions in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus (including any Prospectus wrapper) or any amendments or supplements thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein (such information being limited to that which is defined herein as the Underwriters’ Information).

(iv) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the 1933 Act) or used any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Securities, in each case other than the Pre-Pricing Prospectus and each Permitted Free Writing Prospectus (as defined herein). The Company has not, directly or indirectly, prepared, used or referred to any “free writing prospectuses” (as defined in Rule 405), without the prior written consent of the Representative, other than the Permitted Free Writing Prospectuses. Each Permitted Free Writing Prospectus that was not superseded or modified does not conflict with the information contained in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus that was not superseded or modified and was accompanied or preceded by the then-most recent preliminary prospectus, to the extent required by Rule 433 under the 1933 Act. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rule 164 and

Rule 433 under the 1933 Act. Assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the 1933 Act, filed with the Commission), the sending or giving by any Underwriter of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 under the 1933 Act (without reliance upon subsections (b), (c) and (d) of Rule 164). The conditions set forth in Rule 433(b)(2) under the 1933 Act are satisfied, and the Registration Statement relating to the offering of the Securities contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the 1933 Act, satisfies the requirements of Section 10 of the 1933 Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the 1933 Act, from using, in connection with the offer and sale of the Securities, free writing prospectuses pursuant to Rule 164 and Rule 433 under the 1933 Act. Each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the 1933 Act. In the case of any bona fide electronic road shows by the Company, the Company has complied with the requirements of Rule 433(d)(8)(ii) under the 1933 Act. To the knowledge of the Transaction Entities, no free writing prospectus prepared by or on behalf of or used by any Underwriter contains any “issuer information” within the meaning of Rule 433(h)(2) under the 1933 Act.

(v) The Company was not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act) as of the eligibility determination date for purposes of Rule 164 and Rule 433 under the 1933 Act with respect to the offering of the Securities contemplated by the Registration Statement.

(vi) The Company meets the eligibility requirements of General Instruction H to Form S-11 under the 1933 Act and is eligible to provide information required by Items 3 through 28 of Form S-11 in accordance with Item 28A and Item 29 of Form S-11. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii) The Company has applied to have the Securities listed on the New York Stock Exchange (the “NYSE”). The Company is in material compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of the Common Stock on the NYSE, and there are no actions, suits or proceedings pending or, to the knowledge of the Transaction Entities, threatened or contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such listing or otherwise regarding the delisting of shares of Common Stock from the NYSE.

(viii) To the knowledge of the Transaction Entities, there are no affiliations or associations between (1) any member of the Financial Industry Regulatory Authority Inc. (“FINRA”) and (2) the Company or any of the Company’s officers, directors, or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as has been disclosed to the Representative in writing or in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus.

(ix) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland has the corporate power and authority to own and lease, as the case may be, its property and to operate its property and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (1) have a material adverse effect on the assets, business, condition (financial or otherwise), earnings, properties, management, results of operations or prospects of the Transaction Entities and the Subsidiaries (as defined in Section 1(a)(xi) below), taken as a whole, or (2) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (1) or (2) being herein referred to as a “Material Adverse Effect”).

(x) The Operating Partnership has been duly organized, is validly existing as a limited partnership in good standing under the laws of the State of Delaware has the full power and authority to own or lease, as the case may be, its property and to operate its property and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing as a foreign limited partnership in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(xi) Each direct and indirect “subsidiary” (as defined in Rule 1-02(x) of Regulation S-X) of the Company other than the Operating Partnership (each a “Subsidiary” and collectively the “Subsidiaries”) has been duly organized, is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has the full power and authority to own or lease, as the case may be, its property and to operate its property and conduct its business as described in the Registration Statement, the General

Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. All of the issued shares of capital stock, units of limited partnership interest and units of membership interest of each Subsidiary have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, a Transaction Entity owns, directly and indirectly, all of the issued and outstanding shares of capital stock, units of limited partnership interest and units of membership interest of each Subsidiary free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims or other defects of any kind (collectively, “Liens”). Exhibit B hereto specifically identifies all Subsidiaries that are “Significant Subsidiaries” of the Company within the meaning of Rule 1-02(w) of Regulation S-X.

(xii) The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and consummation by it of the transactions contemplated hereby have been duly and validly taken.

(xiii) The Operating Partnership has the partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all limited partnership action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(xiv) The Articles Supplementary to the Company’s Amended and Restated Articles of Incorporation setting forth the terms of the Series A Preferred Stock (the “Articles Supplementary”) have been duly authorized and will be, on or prior to the Initial Closing Date, executed by the Company and accepted for record with the Maryland State Department of Assessments and Taxation (the “SDAT”).

(xv) The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of the Series A Preferred Stock,” “Description of Capital Stock,” “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Description of the Partnership Agreement,” “Material Federal Income Tax Considerations,” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or legal or governmental proceedings discussed therein, are accurate, complete and fair summaries of such legal matters, agreements, documents or legal or governmental proceedings in all material respects.

(xvi) The authorized and outstanding capitalization of the Company is as set forth in the Registration Statement and the General Disclosure Package under the caption “Capitalization” and will be as set forth under the caption “Capitalization” in the Prospectus. The Series A Preferred Stock conforms and will conform as to legal matters to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of the Series A Preferred Stock.” The capital stock of the Company conforms and will conform as to legal matters to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock.”

(xvii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(xviii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, OP Units or other ownership interests in the Operating Partnership are outstanding.

(xix) The Securities to be sold by the Company have been duly authorized and, when issued and delivered against payment therefore in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Securities will not be subject to or in violation of any preemptive or similar rights. Upon payment of the purchase price and issuance and delivery of the Securities to be issued and sold by the Company in accordance herewith, the Underwriters will receive good, valid and marketable title to such Securities, free and clear of all Liens. The certificates, if any, to be used to evidence the Securities will be in substantially the form filed as an exhibit to the Registration Statement and will, on the Initial Closing Date and each Option Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Organizational Documents and the requirements of the NYSE.

(xx) All of the issued and outstanding shares of Common Stock (i) have been duly authorized and validly issued, are fully paid and nonassessable and (ii) have been issued in compliance with federal and state securities laws. The shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and, when issued upon conversion of the Securities in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and nonassessable, and the issuance of such shares of Common Stock will not be subject to or in violation of any preemptive or similar rights. The Board of Directors of the Company has duly and validly reserved such shares of Common Stock for issuance upon conversion of the Securities. The certificates, if any, to be used to evidence such shares of Common Stock will be in substantially the form filed as an exhibit to, or incorporated by reference in, the Registration Statement and will, on the Initial Closing Date and each Option Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Company’s Organizational Documents and the requirements of the NYSE.

(xxi) Neither the Securities nor any other securities issued by a Transaction Entity are rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

(xxii) Neither the execution and delivery by a Transaction Entity of, nor the performance by a Transaction Entity of its respective obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of, any Lien upon any property or other assets of such Transaction Entity or any of the Subsidiaries pursuant to, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event under: (1) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over such Transaction Entity, any of the Subsidiaries or any of their respective properties or other except for such conflicts, breaches, violations, Lien impositions or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; (2) the Organizational Documents of such Transaction Entity or any of the Subsidiaries; or (3) any contract, agreement, obligation, covenant or instrument or any term condition or provision thereof to which such Transaction Entity, any of the Subsidiaries or their respective properties or other assets is subject or bound, except for such conflicts, breaches, violations, Lien impositions or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiii) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the Company’s stockholders, is required to be made or obtained by a Transaction Entity or any of the Subsidiaries in connection with the issuance and sale of the Securities by the Company or the consummation by the Transaction Entities of the transactions contemplated hereby, other than: (1) such as have been obtained or made by the Transaction Entities and are in full force and effect; (2) the filing and acceptance of record of the Articles Supplementary with the SDAT; (3) the filing by the Company of a registration statement on Form 8-A with the Commission; (4) the filing of a supplemental listing application with respect to the Securities by the Company with the NYSE; and (5) such approvals as have been obtained under the rules and regulations of FINRA.

(xxiv) There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Transaction Entities, threatened or contemplated to which a Transaction Entity, any of the Subsidiaries or any of their respective directors, managers, partners, officers or members is or would be a party or of which any of their respective properties or other assets is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) other than: (1) any such action, suit, claim, investigation or proceeding disclosed in the Registration Statement, the General Disclosure Package and the Prospectus which, if resolved adversely to a Transaction Entity or any of the Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect; or (2) that are not required to be described in the Registration Statement, the General Disclosure Package and the Prospectus. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xxv) Neither the Transaction Entities nor any of the Subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxvi)(1) KPMG LLP, which has certified certain financial statements (including the related notes thereto) and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and by the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”); and (2) Eide Bailly LLP, which has certified certain financial statements (including the related notes thereto) and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and by the rules and regulations of the PCAOB.

(xxvii) The financial statements contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company, as of the dates indicated, and Summit Hotel Properties, LLC (the “LLC”), as of the dates indicated, and their respective consolidated results of operations, cash flows and changes in equity for the periods specified and have been prepared in compliance with the requirements of the 1933 Act and the 1934 Act and in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. All pro forma financial statements or data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, comply with the requirements of the 1933 Act and the 1934 Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial data contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are accurately and fairly presented and have been prepared on a basis consistent with the consolidated financial statements of the Company and the LLC included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of the Transaction Entities and the Subsidiaries. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included or incorporated by reference therein as required. None of the Transaction Entities or the Subsidiaries have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, General Disclosure Package and the Prospectus. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act and the 1934 Act, to the extent applicable. The Company’s ratios of earnings to fixed charges included in the Registration Statement, the General Disclosure Package and the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K under the 1933 Act.

(xxviii) All statistical or market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and the Permitted Free Writing Prospectuses are based upon or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus and any Permitted Free Writing Prospectuses has been made with a reasonable basis and in good faith.

(xxix) Each of the Transaction Entities and the Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Transaction Entities and the Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. The Transaction Entities have not received any notice and each is otherwise unaware of any proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxx) Except as (a) otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or (b) would not have a Material Adverse Effect: (1) each of the Transaction Entities, the Subsidiaries and their respective properties or other assets have been and are in compliance with, and none of the Transaction Entities or the Subsidiaries has any liability under, applicable Environmental Laws; (2) none of the Transaction Entities or the Subsidiaries has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with Hazardous Materials (as hereinafter defined) on, to or from the properties or other assets owned by the Transaction Entities or the Subsidiaries, except such as would not cause the Transaction Entities or the Subsidiaries to incur liability and that would not require disclosure pursuant to Environmental Laws, or that have been remediated in accordance with Environmental Laws; (3) none of the Transaction Entities or the Subsidiaries intend to use the properties or other assets owned by any of the Transaction Entities or the Subsidiaries or any subsequently acquired properties and other assets, other than in compliance with applicable Environmental Laws; (4) none of the Transaction Entities or the Subsidiaries has received any notice and each is otherwise unaware of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the properties, or onto lands or other assets owned by any of the Transaction Entities or the Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters; (5) none of the Transaction Entities or the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any applicable Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the properties or other assets described in the Registration Statement, the General Disclosure Package and Prospectus, or arising out of the conduct of the Transaction Entities or the Subsidiaries, except for such claims that would not cause the Transaction Entities or any Subsidiary to incur liability and that would not require disclosure pursuant to Environmental Laws; and (6) neither the properties nor any other assets currently owned by any of the Transaction Entities or the Subsidiaries is included or, to the knowledge of the Transaction Entities, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Transaction Entities, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other federal, state, local, municipal or other administrative, regulatory, governmental or quasi-governmental authority (a “Governmental Authority”). To the knowledge of the Transaction Entities, there have been, and are, no (1) aboveground or underground storage tanks, (2) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (3) asbestos or asbestos containing materials, (4) lead-based paints, (5) dry-cleaning facilities, or (6) wet lands, in each case in, on, under or adjacent to any Property or other assets owned by any of the Transaction Entities or the Subsidiaries the existence of which has had a Material Adverse Effect. As used herein “Hazardous Material” shall include any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances or related materials, asbestos or any hazardous material as defined or regulated by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) having or claiming jurisdiction over the properties and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings granting any person the right to require the Transaction Entities to file a registration statement under the 1933 Act with respect to any securities of the Transaction Entities, as the case may be, or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(xxxii) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, (1) there has not occurred any material adverse change, any development involving a prospective material adverse change or any development that would reasonably be expected to result in a material adverse change, in the assets, business, condition (financial or otherwise), earnings, properties, management, results of operations or prospects of the Transaction Entities or the Subsidiaries, taken as a whole; (2) none of the Transaction Entities or the Subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction; (3) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (4) there has not been any material change in the capital stock, short-term debt or long-term debt of any of the Transaction Entities or the Subsidiaries, except in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxiii)(1) Each of the Transaction Entities and the Subsidiaries will have fee simple title or a valid leasehold interest to all of the properties and other assets described in the Registration Statement, the General Disclosure Package and Prospectus as owned or leased by the Transaction Entities or the Subsidiaries (the “Properties”), in each case, free and clear of all Liens, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not have a

Material Adverse Effect; (2) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein and none of the Transaction Entities or the Subsidiaries is in default under any such Lien except for such defaults that would not have a Material Adverse Effect; (3) all of the leases and subleases material to the business of the Transaction Entities and the Subsidiaries, taken as a whole, and under which the Transaction Entities or any of the Subsidiaries holds Properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Transaction Entities or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of any of the Transaction Entities or such Subsidiary to the continued possession of the leases or subleased premises under any such lease or sublease; (4) none of the Transaction Entities or the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have a Material Adverse Effect; (5) each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have a Material Adverse Effect; (6) neither the Company nor the Operating Partnership has received from any Governmental Authority any notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and neither the Company nor the Operating Partnership knows and each is otherwise unaware of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; and (7) except as otherwise disclosed in the Registration Statement, the General Disclosure Package and Prospectus, no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(xxxiv) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (1) the mortgages and deeds of trust encumbering the Properties owned or leased by the Transaction Entities or any Subsidiary are not convertible into equity interests in the respective Property nor will the Transaction Entities, the Subsidiaries, or any person affiliated therewith, hold a participating interest therein, and (2) such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any Property not owned, directly or indirectly, by the Transaction Entities or any Subsidiary.

(xxxv) There are no material business relationships or related-party transactions involving any of the Transaction Entities, the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described therein.

(xxxvi) Each of the Transaction Entities and the Subsidiaries own or possess all inventions, patent applications, patents, patent rights, licenses, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets, know-how and other proprietary information described in the Registration

Statement, the General Disclosure Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any claim to the contrary or any challenge by any other person to the rights of the Transaction Entities and the Subsidiaries with respect to the Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Transaction Entities and the Subsidiaries therein. None of the Transaction Entities or the Subsidiaries has infringed or is infringing upon the intellectual property of a third party, and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of a claim by a third party to the contrary.

(xxxvii) No material labor dispute with the employees of the Transaction Entities or any of the Subsidiaries exists, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or, to the knowledge of the Transaction Entities, is imminent. Neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect on the Transaction Entities or the Subsidiaries, taken as a whole.

(xxxviii) Each of the Transaction Entities and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate in respect of the businesses in which they are or will be engaged as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Each such policy and instrument is, to the knowledge of the Transaction Entities, in full force and effect and each of the Transaction Entities and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Transaction Entities or the Subsidiaries has made any material claims under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. None of the Transaction Entities or the Subsidiaries has been refused any insurance coverage sought or applied for. None of the Transaction Entities or the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted or as proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus at a cost that would not have a Material Adverse Effect.

(xxxix) The Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets to be owned or leased by them and that are reasonably believed to be consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and such title insurance is in full force and effect.

(xl) Except as would not have a Material Adverse Effect, neither the Operating Partnership nor the Subsidiaries will be prohibited, directly or indirectly, under any agreement or other instrument to which they are a party or are subject, from paying any distributions to the Company, from making any other distribution on the OP Units, from repaying to the Company any loans or advances made to the Operating Partnership or any Subsidiary by the Company or from transferring any of the properties or other assets of the Operating Partnership or the Subsidiaries to the Transaction Entities or any other Subsidiary of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xli) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(xlii) Each of the Transaction Entities and the Subsidiaries has filed all federal, state and local tax returns that are required to be filed or has requested extensions thereof (“Returns”) (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect whether or not arising from transactions in the ordinary course of business, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. No audits or other administrative proceedings or court proceedings are presently pending against any of the Transaction Entities or the Subsidiaries with regard to any Returns, and no taxing authority has notified any of the Transaction Entities or the Subsidiaries that it intends to investigate its tax affairs, except where any such audit or investigation, would not have a Material Adverse Effect.

(xliii) Each of the Transaction Entities and the Subsidiaries has complied in all respects with the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), relating to the payment and withholding of taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except in any case in which the failure so to comply would not have a Material Adverse Effect.

(xliv) Commencing with its short taxable year ending December 31, 2011, the Company has been organized and has operated and will operate in a manner so as to qualify as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code and the Company will elect to be taxed as a REIT under the Code. The current and proposed method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable years ending December 31, 2011 and thereafter.

(xlv) Each of the Transaction Entities and the Subsidiaries is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Securities Act of 1974, as amended, and the rules and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Transaction Entities would have any liability. None of the Transaction Entities or the Subsidiaries has incurred or expects to incur liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (2) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder. Each “pension plan” for which any of the Transaction Entities or the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(xlvi) The Company is not and, to the knowledge of the Transaction Entities, no director, officer, agent, employee or affiliate of any of the Transaction Entities or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Transaction Entities, the Subsidiaries and, to the knowledge of the Transaction Entities, their affiliates have conducted their businesses in compliance with the FCPA in all material respects.

(xlvii) None of the Transaction Entities, the Subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent, employee or affiliate of any of the Transaction Entities or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to the Operating Partnership, any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xlviii) The operations of the Transaction Entities and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Transaction Entities or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(xlix) None of the Transaction Entities or any of their Subsidiaries is in violation or default of (1) any of their respective Organizational Documents, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its Property is subject, or (3) any statute, law, rule, regulation applicable to it or its properties or to any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, except in the case of clauses (2) and (3) above, for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings that would give rise to a valid claim against the Transaction Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering contemplated by this Agreement.

(li) There is and has been no failure on the part of the Company or any of the Company’s officers or directors, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), and the Company has taken all necessary actions to ensure that, so long as the Company has a class of securities registered under Section 12 of the 1934 Act, the Company and any of the officers and directors of the Company, in their capacities as such, will be in compliance with the Sarbanes-Oxley Act.

(lii) The Company and the Operating Partnership make and keep books and records that are accurate in all material respects and maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act) in compliance with the requirements of the 1934 Act. The Company’s and the Operating Partnership’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the Company’s incorporation, there has been (1) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(liii) The Company and its consolidated subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act). Such disclosure controls and procedures are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding disclosure.

(liv) None of the Transaction Entities or the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred, described in or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, or referred to, described or incorporated by reference in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by any of the Transaction Entities or the Subsidiaries or, to the Company’s and Operating Partnership’s knowledge, any other party to any such contract or agreement.

(lv) None of the Transaction Entities or the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(lvi) Throughout the period from its formation through the date hereof, the Operating Partnership and any Subsidiary that has been formed as a partnership or a limited liability company for State law purposes has been properly classified either as a partnership or as an entity disregarded as separate from its parent for U.S. federal income tax purposes and has not been subject to taxation as an association or a

“publicly traded partnership” (within the meaning of Section 7704(b) of the Code) taxable as a corporation, for U.S. federal income tax purposes.

(lvii) The Transaction Entities intend to apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.” The Company has no present plan or intention to materially alter its investment policies as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(b) Certificates. Any certificate signed by any officer of a Transaction Entity or any Subsidiary (whether signed on behalf of such officer, such Transaction Entity or such Subsidiary) and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Transaction Entities to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the respective number of Initial Securities set forth opposite such Underwriter’s name in Exhibit A hereto, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, in each case at a price equal to $[•] per share.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to [•] Option Securities, at the purchase price per share to be paid by the Underwriters for the Initial Securities, less an amount per share equal to the per share amount of any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any Option Closing Date shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Initial Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter bears to the total number of Initial Securities, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case to such adjustments as the

Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Hogan Lovells US LLP, 555 Thirteenth Street NW, Washington, DC 20004, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Initial Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, at such time and date as specified in the notice from the Representative to the Company (each such time and date of payment and delivery herein called an “Option Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and any Option Securities which it has agreed to purchase. Wells Fargo, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or any Option Securities to be purchased by any Underwriter whose funds have not been received by the Initial Closing Date or any Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Delivery of Securities. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters the Initial Securities on the Initial Closing Date, including, at the option of the Representative, through the facilities of the Depository Trust Company (“DTC”), against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company also shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, the Option Securities the Underwriters have agreed to purchase on any Option Closing Date, as the case may be, including at the option of the Representative, through the facilities of DTC, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two full business days prior to the Initial Closing Date (or any Option Closing Date, as the case may be) or in the form of one or more global certificates deposited with DTC and registered in the name of Cede & Co., as nominee for DTC, and shall be made available for inspection on the business day preceding the Initial Closing Date (or any Option Closing Date, as the case may be) at a location the Representative may reasonably designate.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and Rule 433 and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representative with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representative with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representative or counsel for the Underwriters shall object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities in accordance with Rule 457(o) of the 1993 Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time through the Option Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request. Each preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its reasonable best efforts to have such amendment declared or become effective as soon as practicable and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Post-Effective Amendments; Rule 462(b) Registration Statement. If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462(b) Registration Statement, to be filed with the Commission and become effective before the Securities may be sold, the Company will use its best efforts to cause such post-effective amendment or such Rule 462(b) Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the 1933 Act, as soon as possible.

The Company will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, (i) when such post-effective amendment or such Rule 462(b) Registration Statement has become effective and (ii) if Rule 430A under the 1933 Act is relied upon, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the 1933 Act (which the Company agrees to file in a timely manner in accordance with such Rule).

(g) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(h) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Series A Preferred Stock.

(k) Listing. The Company will apply for the listing of the Securities on the NYSE and will use its reasonable best efforts to complete that listing, subject only to official notice of issuance, prior the Initial Closing Date.

(l) Restriction on Sale of Securities. During the period of 30 days following the date of the Prospectus (“Lock-Up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, (i) offer, pledge, sell, contract to sell, grant any option to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the 1934 Act, or otherwise dispose of or transfer, any shares of Series A Preferred Stock or any shares of preferred stock ranking on par with or senior to the Series A Preferred Stock or any options or warrants to acquire any share of Series A Preferred Stock or securities exchangeable or exercisable for or convertible into Series A Preferred Stock or preferred stock ranking on par with or senior to the Series A Preferred Stock (other than as contemplated by this Agreement with respect to the Securities), (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series A Preferred Stock or such parity or senior preferred stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of the Series A Preferred Stock, such parity or senior preferred stock, in cash or otherwise, or (iii) announce the offering of, or file or cause to be filed any registration statement under the 1933 Act with respect to, the Series A Preferred Stock or any shares of preferred stock ranking on par with or senior to the Series A Preferred Stock or any options or warrants to acquire Series A Preferred Stock or securities exchangeable or exercisable for or convertible into Series A Preferred Stock or preferred stock ranking on par with or senior to the Series A Preferred Stock. The foregoing sentence shall not apply to the Securities to be sold hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this clause (k) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(m) Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(n) Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(o) REIT Treatment. The Company will use its reasonable best efforts to meet the requirements to qualify as a real estate investment trust under the Code for its taxable year ending December 31, 2011, and for so long as the Company’s board of directors deems such qualification in the best interests of the stockholders of the Company.

(p) Investment Company Act. The Company will use its reasonable best efforts to ensure that none of the Transaction Entities or any of the Subsidiaries will be required to register as an “investment company” within the meaning 1940 Act.

(q) No Price Stabilization or Manipulation. The Company will not take, directly or indirectly, and will use its reasonable best efforts to cause its officers, directors and affiliates not to, (i) take, prior to the termination of the distribution of the Securities, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Underwriters.

(r) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representative and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430A and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), the Prospectus.

(s) Pricing Term Sheet. The Company will prepare a pricing term sheet reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit C and otherwise in form and substance satisfactory to the Representative (the “Pricing Term Sheet”), and shall file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business on the business day following the date hereof; provided, that, the Company shall furnish the Representative with copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall object.

(t) Articles Supplementary. The Company will authorize, execute, deliver and file of record the Articles Supplementary with the SDAT prior to the Initial Closing Date.

(u) Reservation of Shares of Common Stock. The Company will reserve and keep available at all times the maximum number of shares of Common Stock issuable upon conversion of the Securities.

(v) Amendment to Partnership Agreement. The Company, as the sole member of Summit Hotel GP, LLC, the general partner of the Operating Partnership (the “General Partner”), will duly cause the General Partner to authorize, execute and deliver Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”), providing for the Series A preferred units of limited partnership interest in the Operating Partnership (“Amendment No. 1”).

SECTION 4. Payment of Expenses.

(a) Expenses. The Transaction Entities will pay all expenses incident to the performance of their respective obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel, accountants and other advisors for the Transaction Entities in connection with the registration and delivery of the Securities under the 1933 Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing and producing any securities or blue sky memorandum in connection with the offer and sale of the Securities under the securities laws of the jurisdictions in which the Securities may be offered or sold and all expenses in connection with the qualification of the Securities for offer and sale under such securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the securities or blue sky memorandum; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA; (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Series A Preferred Stock and all costs and expenses incident to listing the Securities on the NYSE; (vi) the cost of printing, issuing and delivering certificates, if any, representing the Securities; (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (ix) the document production charges and expenses associated with preparing, printing and delivering to the Underwriters this Agreement; (x) all expenses in connection with any offer and sale of the Securities outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales of the Securities outside of the United States; and (xi) all other costs and expenses incident to the performance of the obligations of the Transaction Entities hereunder for which provision is not otherwise made in this Section 6; provided, however, that the liability of the Transaction Entities for fees and disbursements of counsel for the Underwriters pursuant to clauses (iii) and (x) shall not exceed $10,000 in the aggregate.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Sections 9(a)(i) or 9(a)(iii)(A) hereof, the Company shall reimburse the Underwriters for all of their out-of-

pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Initial Closing Date and, with respect to the Option Securities, on any Option Closing Date, are subject to the accuracy of the representations and warranties of the Transaction Entities contained in this Agreement as of the date hereof and as of the Initial Closing Date as though then made and, with respect to the Option Securities, as of any Option Closing Date as though then made, or in certificates signed by any officer of a Transaction Entity or any Subsidiary (whether signed on behalf of such officer, such Transaction Entity or such Subsidiary) delivered to the Representative or counsel for the Underwriters, to the performance by the Transaction Entities of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Initial Closing Date, the Company shall have provided evidence satisfactory to the Representative of such timely filings.

(b) Opinions of Counsel for Company. On each of the Initial Closing Date and any Option Closing Date, the Representative shall have received (i) the favorable opinion of Hunton & Williams LLP, special counsel for the Transaction Entities, dated the Initial Closing Date or such Option Closing Date, as the case may be, substantially in the form of Exhibit E-1 attached hereto, and the negative assurance letter of Hunton & Williams LLP dated the Initial Closing Date or such Option Closing Date, as the case may be, in the form of Exhibit E-2 attached hereto, (ii) the favorable opinion of Hunton & Williams LLP, special tax counsel to the Transaction Entities, dated the Initial Closing Date or such Option Closing Date, as the case may be, in the form of Exhibit F attached hereto, (iii) the favorable opinion of Venable LLP, Maryland counsel for the Company dated the Initial Closing Date or such Option Closing Date, as the case may be, in the form of Exhibit G attached hereto and (iv) the favorable opinion of Hagen, Wilka & Archer, LLP, South Dakota counsel for the Transaction Entities, dated the Initial Closing Date or such Option Closing Date, as the case may be, in the form of Exhibit H attached hereto.

(c) Opinion of Counsel for Underwriters. On each of the Initial Closing Date and any Option Closing Date, the Representative shall have received the favorable opinion and negative assurance letter, dated as of such Closing Date, of Hogan Lovells US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Representative may reasonably request.

(d) Company Officers’ Certificate. At each of the Initial Closing Date and any Option Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Transaction Entities and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business. At each of the Initial Closing Date and any Option Closing Date, the Representative shall have received a certificate, signed on behalf of the Company by the President and Chief Executive Officer and the Executive Vice President, Chief Financial Officer and Treasurer of the Company, dated as of the Initial Closing Date or such Option Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Initial Closing Date or such Option Closing Date, as the case may be, with the same force and effect as though expressly made at and as of the Initial Closing Date or such Option Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Initial Closing Date or such Option Closing Date, as the case may be, under or pursuant to this Agreement, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of any preliminary prospectus or the Prospectus and (v) as to such other matters as the Representative may reasonably request.

(e) General Partner’s Certificate. At each of the Initial Closing Date and any Option Closing Date, the Representative shall have received a certificate, signed by the President and Chief Executive Officer and the Executive Vice President, Chief Financial Officer and Treasurer of the General Partner, dated as of the Initial Closing Date or such Option Closing Date, as the case may be, to the effect that (i) the representations and warranties of the Operating Partnership contained in this Agreement are true and correct as of the Initial Closing Date or such Option Closing Date, as the case may be, with the same force and effect as though expressly made at and as of the Initial Closing Date or such Option Closing Date, (ii) the Operating Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Initial Closing Date or such Option Closing Date, as the case may be, under or pursuant to this Agreement and (iii) as to such other matters as the Representative may reasonably request.

(f) Accountants’ Comfort Letters. At the time of the execution of this Agreement, the Representative shall have received from each of KPMG LLP and Eide Bailly LLP, independent registered public accounting firms with respect to the Company and the LLC, a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Bring-down Comfort Letter. On each of the Initial Closing Date and any Option Closing Date, the Representative shall have received from each of KPMG LLP and Eide Bailly LLP, independent registered public accounting firms with respect to the Company and the LLC, a letter, dated as of the Initial Closing Date or any Option Closing Date, as applicable, and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified cut-off date for carrying out the procedures referred to shall be a date not more than three business days prior to the Initial Closing Date or any Option Closing Date, as applicable.

(h) Certificate of Company’s Chief Financial Officer. The Underwriters shall have received from the Company on the Initial Closing Date and any Option Closing Date a certificate, dated as of the Initial Closing Date or such Option Closing Date, as the case may be, from the Executive Vice President, Chief Financial Officer and Treasurer of the Company regarding certain financial information included in the Registration Statement, the General Disclosure Package and the Prospectus, in form and substance satisfactory to the Representative.

(i) Listing. The Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j) Amendment to Partnership Agreement. The General Partner shall have duly authorized, executed and delivered Amendment No. 1 to the Operating Partnership Agreement.

(k) Additional Documents. On or before the Initial Closing Date and any Option Closing date, as applicable, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative.

(l) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Initial Closing Date and, with respect to the Option Securities, at any time on or prior to any Option Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Transaction Entities. The Transaction Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433) or any road show that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representative expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: [(i) the information regarding the concession and reallowance appearing in the fifth paragraph under such caption and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the twelfth and thirteenth paragraphs under such caption (but only insofar as such information concerns the Underwriters) (such information, collectively, the “Underwriter’ Information”)].

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) above shall be selected by Wells Fargo; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Transaction Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate, officer, director, employee, partner and member of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Transaction Entities or any of their subsidiaries (whether signed on behalf of such officer, the Transaction Entities or such subsidiary) and delivered to the Representative or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, any officer, director or employee of the Company or any person controlling the Company, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to the Initial Closing Date, (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Transaction Entities and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case, the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (B) trading generally on the NYSE, the Nasdaq Global Market or the NYSE Amex Equities has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Initial Closing Date or any Option Closing Date, as the case may be, to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 36-hour period, then: (a) if the aggregate number of Defaulted Securities does not exceed 10% of the aggregate number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or (b) if the aggregate number of Defaulted Securities exceeds 10% of the aggregate number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Initial Closing Date or any Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of any such fax to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representative at Wells Fargo Securities, LLC, 301 S. College St., 6th Floor, Charlotte, North Carolina 28288, Attention: Transaction Management, fax no. (704) 383-9165 (with such fax to be confirmed by telephone to (704) 715-0541); and notices to the Transaction Entities shall be directed to them at Summit Hotel Properties, Inc., 2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota 57105, Attention: Christopher R. Eng, fax no.: (605) 362-9388 (with such fax to be confirmed by telephone to (605) 782-2011), with a copy to the Company’s counsel at Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: David C. Wright, fax no.: (804) 788-8218 (with such fax to be confirmed by telephone to (804) 788-8200).

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Transaction Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Transaction Entities and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Transaction Entities and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means [•] (New York City time) on [•] or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit D hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Preferred Stock” means any class or series of the Company’s preferred stock, par value $0.01 per share.

“Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Transaction Entities or any of the Subsidiaries.

“road show” has the meaning set forth in Rule 433(h)(4).

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 424(b)” “Rule 430A,” “Rule 433,” “Rule 457” and “Rule 462(b)” refer to such rules under the 1933 Act.

SECTION 16. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representative, it will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Company and the Representative, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required, in the case of any Underwriters, to be filed with the Commission or, in the case of the Company, whether or not required to be filed with the Commission; provided, that the prior written consent of the Company and the Representative shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit D hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representative. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit D hereto are Permitted Free Writing Prospectuses.

SECTION 17. Absence of Fiduciary Relationship. Each of the Transaction Entities acknowledges and agrees that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Transaction Entities, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Transaction Entities and that none of the Underwriters has any obligation to disclose such interests and transactions to the Transaction Entities by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Transaction Entities or any stockholders, employees or creditors of Transaction Entities.

SECTION 18. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

SUMMIT HOTEL PROPERTIES, INC.

By:
Name:
Title:

SUMMIT HOTEL OP, LP

By:	Summit Hotel GP, LLC, its General Partner

By:	Summit Hotel Properties, Inc., its Sole Member

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the

    date first above written:

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves

    and the several Underwriters named in

    Exhibit A hereto

By: WELLS FARGO SECURITIES, LLC

By
Authorized Signatory

41